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                                                                    Exhibit 11.1

                        Computation of Per Share Earnings

                 For the Years Ended December 31, 1997 and 1996
                                 (In Thousands)


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


                                                  1997                 1996
                                                  ----                 ----
BASIC NET INCOME (LOSS) PER SHARE

Average shares outstanding                      1,516,676            1,486,968
                                                ---------            ---------
                                                ---------            ---------

Net income (loss)                                $7,844.7             $1,405.5
                                                ---------            ---------
                                                ---------            ---------
Basic net income (loss) per share                  ($5.17)               $0.95
                                                ---------            ---------
                                                ---------            ---------

DILUTED NET INCOME (LOSS) PER SHARE

Average shares outstanding                      1,516,676            1,486,968

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                    --               72,557
                                                ---------            ---------

Total                                           1,516,676            1,559,525
                                                ---------            ---------
                                                ---------            ---------
Net income (loss)                               ($7,844.7)            $1,405.5
                                                ---------            ---------
                                                ---------            ---------
Diluted net income (loss) per share                ($5.17)               $0.90
                                                ---------            ---------
                                                ---------            ---------

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